Exhibit 99.1

eHealth, Inc. Announces Acquisition of GoMedigap to Further Accelerate Expansion of Medicare Supplement Strategy

eHealth, Inc. (Nasdaq: EHTH), a leading private online health insurance exchange in the United States, announced today that it had entered into a definitive agreement to acquire Health, Wealth and Life Advisors, LLC, more commonly known as GoMedigap, a technology-enabled provider of Medicare Supplement enrollment services, for $20 million in cash and eHealth common stock, subject to purchase price and escrow adjustments. In addition, GoMedigap membership interest holders have the potential to earn up to an additional $30 million of cash and eHealth common stock subject to the attainment of certain milestones in calendar years 2018 and 2019. The agreement to acquire GoMedigap is subject to customary closing conditions.

Founded in 2013, GoMedigap has built a leading consumer acquisition and engagement platform focused on meeting the Medicare Supplement insurance needs of its individual customers with a technology-enabled, consumer-centric approach that aligns with eHealth’s mission and operations. GoMedigap currently serves over 26,000 existing Medicare Supplement customers and has a track record of profitable growth. eHealth expects the acquisition of GoMedigap to be accretive to the combined company’s earnings.

“We are very excited to join forces with GoMedigap. Its co-CEOs, Richard Cantu and Kevin Walbrick, have built a successful Medicare Supplement business that excels across key areas of digital marketing, customer engagement and efficient sales execution,” said eHealth chief executive officer, Scott Flanders. “The transaction fits well into our strategy of rapidly expanding eHealth’s presence in the Medicare Supplement market to complement our successful and growing Medicare Advantage and Medicare Part D prescription drug plan business. The Medicare Supplement market is attractive from a demographic perspective with over 13 Million individuals currently enrolled in Medicare Supplement plans. We believe that having a more balanced and complete focus on both Medicare Advantage and Medicare Supplement products significantly broadens our addressable market and allows us to better serve the diverse health insurance needs of our customers. The goal is to leverage our collective strengths and capabilities to deliver market leading decision support tools and enrollment services with a broad selection of Medicare plans and carriers to meet every consumer’s need.”

This strategic acquisition significantly enhances eHealth’s growing presence in the Medicare Supplement market, puts eHealth in a stronger position with carriers and strategic partners and allows the company to accelerate its projected Medicare plan enrollment growth in 2018 and beyond. eHealth intends to further invest in GoMedigap’s platform and operations while integrating the company’s core technology and processes into the combined entity. GoMedigap’s co-CEOs will join the eHealth executive team and will continue to manage GoMedigap’s Medicare Supplement business headquartered outside of Austin, Texas.

eHealth expects to fund the purchase price through existing cash balances.

About eHealth, Inc.

eHealth, Inc. (NASDAQ: EHTH) operates eHealth.com, a leading private online health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online and over the phone. eHealth offers thousands of individual, family and small business health plans underwritten by many of the nation's leading health insurance companies. eHealth (through its subsidiaries) is licensed to sell health insurance in all 50 states and the District of Columbia. eHealth also offers educational resources, exceptional telephonic support, and powerful online and pharmacy-based tools to help Medicare beneficiaries navigate Medicare health insurance options, choose the right plan and enroll in select plans online through PlanPrescriber.com (www.PlanPrescriber.com), eHealthMedicare.com (www.eHealthMedicare.com) and Medicare.com (www.Medicare.com).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements concerning the expected benefits of the acquisition, future investments in GoMedigap’s platform and operations, the payment of the purchase price through existing cash balances, and statements containing words such as may, believe, anticipate, expect, intend, plan, project, and estimate or similar expressions constitute forward-looking statements. Forward-looking statements involve risks and uncertainties including, among others, the failure to satisfy regulatory and other closing conditions to the acquisition. More information about potential risk factors that could affect eHealth’s operating and financial results are contained in eHealth’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. eHealth does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.